UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 23, 2010

Date of earliest event reported: March 18, 2010

ANCESTRY.COM INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34518	26-1235962
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 West 4800 North, Provo, UT	84604
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 705-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2010, the Compensation Committee of the Board of Directors of Ancestry.com Inc (the “Company”) approved financial performance objectives under the Company’s Performance Incentive Program to serve as the basis for determining the Company-wide bonus pool to be paid under the program for 2010.

The Compensation Committee established two corporate performance measures that are to be used in calculating the pool for awards for 2010: revenue and adjusted EBITDA.  Both measures will be weighted equally.

For revenue, no pool funding occurs below budget; at 100% of budgeted revenue, the pool is funded at 80% of the budgeted bonus pool attributable to revenue (i.e., 50% of the pool). The maximum funding of 120% of the budgeted bonus pool attributable to revenue occurs at 105% of budgeted revenue. Results between 100% and 105% of budgeted revenues are interpolated such that 100% funding of the budgeted bonus pool attributable to revenue occurs at 102.5% of budgeted revenue.

For adjusted EBITDA, no pool funding occurs below budget; at 100% of budgeted adjusted EBITDA, the pool is funded at 80% of the budgeted bonus pool attributable to adjusted EBITDA (i.e., the other 50% of the pool). The maximum funding of 120% of the budgeted bonus pool attributable to adjusted EBITDA occurs at 110% of budgeted adjusted EBITDA. Results between 100% and 110% of budgeted adjusted EBITDA are interpolated such that 100% funding of the budgeted bonus pool attributable to adjusted EBITDA occurs at 105% of budgeted adjusted EBITDA. The Company defines adjusted EBITDA as net income (loss) plus net interest (income) expense; income tax expense; non-cash charges including depreciation, amortization, impairment of intangible assets and stock-based compensation expense; and other (income) expense.

Under the Performance Incentive Program for 2010, each of the two performance measures are reviewed separately in determining the funding of the bonus pool. For example, if the Company achieves less than 100% of budgeted revenues but achieves 100% of budgeted adjusted EBITDA, then employees will be eligible for a pool funded with zero allocation from the revenue target, but 80% of the adjusted EBITDA target (or 40% of the budgeted bonus pool).

Individual payments made from the pool to each participant in the Performance Incentive Program, including the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), and the other executive officers, will be based on each executive officer’s target bonus percentage of salary, as such amount may be adjusted by (1) the achievement of individual performance goals, (2) individual performance ratings, (3) business unit performance, and (4) such other factors as the Board of Directors or Compensation Committee may determine.

The current target bonus percentages of salary for each executive officer assuming 100% payout for each performance measure under the 2010 Performance Incentive Program are as follows: Mr. Sullivan, 100%, Mr. Hochhauser, 75%, Mr. Wait, 60%; Mr. Hanna, 60%, Mr. Rinn, 50%; Mr. Wolfgramm 50%; Mr. Stern, 40%, Mr. Tracy 40% and Mr. Shoup 40%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCESTRY.COM INC.
(Registrant)

Date: March 23, 2010	By:	/s/ William C. Stern

William C. Stern
General Counsel